UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2024

CARROLS RESTAURANT GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33174	83-3804854
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

968 James Street,
Syracuse, New York		13203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (315)-424-0513

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TAST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 16, 2024, pursuant to that certain Agreement and Plan of Merger, dated as of January 16, 2024 (the “Merger Agreement”), by and among Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), Restaurant Brands International Inc., a corporation existing under the laws of Canada (“Parent”), and BK Cheshire Corp, a Delaware corporation and subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, the Company delivered to Parent a payoff letter (the “Payoff Letter”) executed and delivered by the Administrative Agent (as defined below) under the Company’s Credit Agreement, dated as of April 30, 2019, among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) thereunder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). The Payoff Letter, among other things, (i) indicated the aggregate amount of outstanding obligations of the Company and its subsidiaries under the Credit Agreement and the instructions for payment of the same to discharge such obligations, (ii) provided that all obligations and liabilities of the Company and its subsidiaries under the Credit Agreement (other than those liabilities that expressly survive the termination thereof) are satisfied and all guarantees provided by, and all other agreements of, the Company and its subsidiaries under the Credit Agreement are terminated (other than the outstanding letters of credit thereunder which shall continue under the Parent’s credit agreement and be governed by the terms and provisions thereof) and (iii) provided that all liens on the equity interests and assets of the Company and its subsidiaries created in connection with the Credit Agreement are released. The above description of the Payoff Letter does not purport to be complete.

On May 14, 2024, the Company conditionally called for redemption all of the Company’s outstanding $290,093,000 principal amount of 5.875% Senior Notes due 2029 (the “Notes”), subject to the consummation of the Merger. The Notes were issued under the terms of the Indenture (the “Indenture”) dated as of June 28, 2021 among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be redeemed on June 13, 2024 (the “Redemption Date”) at a redemption price equal to 100.00% of the principal amount of the Notes plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to but not including, the Redemption Date. On May 16, 2024, the Company deposited with the Trustee an amount of funds sufficient to redeem the Notes in accordance with the terms of the Indenture and to discharge the Indenture and immediately terminate each of the Company’s and the guarantors’ party thereto obligations under the Notes and the Indenture (other than those obligations which by the terms of the Indenture survive).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01 and 5.02 of this Current Report is incorporated herein by reference.

On May 16, 2024, the Company completed the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•
each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding as of immediately prior to the Effective Time (other than shares of Common Stock that are (1) held by the Company and its subsidiaries; (2) owned by Parent or Merger Sub; or (3) owned by any direct or indirect subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (the “Owned Carrols Shares”)) was cancelled and extinguished and automatically converted into the right to receive $9.55 in cash without interest and minus any applicable withholding taxes (the “Merger Consideration”);

•	each Owned Carrols Share outstanding as of immediately prior to the Effective Time remained issued and outstanding as a share of common stock of the surviving corporation; and

•
each share of Series D Convertible Preferred Stock, par value $0.01 per share, of the Company outstanding as of immediately prior to the Effective Time remained issued and outstanding as a share of Series D Convertible Preferred Stock of the surviving corporation.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•
each award of restricted stock of the Company issued under the Company Equity Plans (as defined in the Merger Agreement), other than a Carrols PSA (as defined below) (“Carrols RSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such Carrols RSA, multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes payable in respect thereof;

•
each award of restricted stock of the Company granted under the Company Equity Plans whose vesting was conditioned in full or in part based on achievement of performance goals or metrics (“Carrols PSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such Carrols PSA (with any performance conditions deemed to be earned based on target performance), multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes payable in respect thereof;

•
each restricted stock unit award granted under the Company Equity Plans, other than a Carrols PSU (as defined below) (“Carrols RSU”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such Carrols RSU (together with any accrued and unpaid dividends or dividend equivalents corresponding to such Carrols RSU), multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes payable in respect thereof;

•
each restricted stock unit award granted under the Company Equity Plans whose vesting was conditioned in full or in part based on achievement of performance goals or metrics (“Carrols PSU”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such Carrols PSU (together with any accrued and unpaid dividends or dividend equivalents corresponding to such Carrols PSU) (with any performance conditions deemed to be earned based on the greater of “target” or “actual” performance, as measured through the Effective Time and extrapolated over the full performance period, provided, that, since the Effective Time occurred prior to December 31, 2024, the performance conditions for the Carrols PSUs granted in 2024 were deemed to be earned based on target performance), multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes payable in respect thereof; and

•
each option to purchase shares of Common Stock granted under the Company Equity Plans (“Carrols Option”), whether vested or unvested, that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time was vested, cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Common Stock subject to such Carrols Option, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable per share exercise price under such Carrols Option, subject to any applicable withholding taxes payable in respect thereof (provided that any Carrols Option that was not in-the-money was cancelled immediately upon the Effective Time without payment or consideration).

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 16, 2024, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On May 16, 2024, the Company notified the Nasdaq Global Select Market LLC (“Nasdaq”) that the Merger had been completed and requested that Nasdaq suspend trading of the Common Stock on Nasdaq and withdraw the Common Stock from listing on Nasdaq prior to the opening of trading on May 16, 2024. The Company also requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all Common Stock from Nasdaq and the deregistration of such Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, (1) the directors of the Company immediately prior to the Effective Time (except Thomas B. Curtis) resigned, (2) the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving company and (3) the officers of the Company immediately prior to the Effective Time became the officers of the surviving company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as amended, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the Amended and Restated Certificate of Incorporation as set forth in Exhibit A to the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub’s bylaws, as in effect immediately prior to the Effective Time, became the bylaws of the Company.

Item 8.01.	Other Events.

On May 16, 2024, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of January 16, 2024, by and among Restaurant Brands International Inc., BK Cheshire Corp., and Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 16, 2024).*

99.1	Press Release, dated as of May 16, 2024
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Carrols Restaurant Group, Inc.

Date:	May 16, 2024	By:	/s/ Deborah M. Derby
			Name:	Deborah M. Derby
			Title:	President and Chief Executive Officer